EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-44804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69774, 333-69776, 333-69778, 333-107195, 333-127637, and 333-146400), Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566, 333-136820 and 333-161797), and in Registration Statement on Form S-4 (Registration File Nos. 33-24124 and 333-155571) of our report dated February 27, 2009, August 28, 2009 as to Notes 1, 2, 5, 7, 17 and 18, November 30, 2009 as to Note 18, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s retrospective adjustment of the financial statements for discontinued operations) appearing in this Current Report on Form 8-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

New York, New York

November 30, 2009